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                                                                    EXHIBIT 15.1

January 11, 2002

Board of Directors
Teekay Shipping Corporation





We are aware of the incorporation by reference in the Registration Statement (Form F-4 No. 33-00000) of Teekay Shipping Corporation for the registration of $100,000,000 Senior Notes due 2011 of our reports dated April 26, 2001, July 19, 2001 (except for note 13, which is as of August 1, 2001) and October 11, 2001, relating to the unaudited consolidated interim financial statements of Teekay Shipping Corporation that are included in its Forms 6K for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                                           /s/ Ernst & Young LLP
                                                           Chartered Accountants